UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)          December 1, 2003
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

     On December 1, 2003, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports November Comparable Sales." The release contained the following information.



                                                           FOR IMMEDIATE RELEASE

Contact:  Carol DiRaimo,
          Executive Director of Investor Relations
          (913) 967-4109

           Applebee's International Reports November Comparable Sales

Overland Park, Kan., December 1, 2003 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the four-week period ended November 23, 2003.

Comparable sales for company restaurants increased 6.1 percent, including the 21 franchise restaurants in Washington, D.C. acquired in November 2002 as well as the 11 franchise restaurants adjacent to the St. Louis market that were acquired in March 2003. Excluding the acquired restaurants, comparable sales for company restaurants increased 6.5 percent, reflecting an increase in guest traffic of approximately 4.5 to 5.0 percent, combined with a higher average check. System-wide comparable sales increased 5.1 percent for the November period, and comparable sales for franchise restaurants increased 4.8 percent.

November comparable sales were negatively impacted by approximately 0.6 percent due to Halloween falling on a Friday in 2003 as compared to Thursday in 2002.

Comparable sales for company restaurants for the quarter-to-date period (eight weeks) have increased 6.7 percent, with system-wide and franchise comparable sales up 5.9 percent and 5.7 percent, respectively.

The company reaffirmed its guidance for fiscal year 2003 diluted earnings per share in a range of $1.73 to $1.75, excluding the $0.10 charge in the second quarter relating to the Chevys' note and the impact of any additional franchise acquisitions or stock repurchase activity.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of November 23, 2003, there were 1,564 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

                                      # # #


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:       December 1, 2003               By: /s/    Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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